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                                                                     EXHIBIT 4.1


                              THOUSAND TRAILS, INC.
              1999 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN


         Section 1. Purpose. The purpose of the Thousand Trails, Inc. 1999 Stock Option and Restricted Stock Purchase Plan (the "Plan") is to promote the interests of Thousand Trails, Inc., a Delaware corporation (the "Company"), and any Subsidiary thereof and the interests of the Company's stockholders by providing an opportunity to selected employees and non-employee directors of the Company or any Subsidiary thereof to purchase Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and non-employee directors and to encourage such employees and non-employee directors to devote their best efforts to the business and financial success of the Company. Under the Plan, the Committee shall have the authority (in its sole discretion) to grant "incentive stock options" within the meaning of Section 422(b) of the Code, "non-qualified stock options" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto, or "restricted stock" awards.

         Section 2. Definitions. For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

         2.1 "Award" shall mean an award of the right to purchase Common Stock granted under the provisions of Section 7 of the Plan.

         2.2 "Board of Directors" shall mean the Board of Directors of the Company.

         2.3 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         2.4 "Committee" shall mean the committee of the Board of Directors referred to in Section 5 hereof.

         2.5 "Common Stock" shall mean the Common Stock, $.01 par value, of the Company.

         2.6 "Employee" shall mean any person who, at the time of the grant of an Award or Options, is: (i) a regular full-time common law employee of the Company or any Subsidiary of the Company or (ii) a non-employee member of the Board of Directors of the Company.

         2.7 "ISOs" shall mean Options granted to a Participant pursuant to the Plan that constitute and shall be treated as "incentive stock options" as defined in Section 422(b) of the Code.

         2.8 "Non-Qualified Options" shall mean Options granted to a Participant pursuant to the Plan that are intended to be, and qualify as, "non-qualified stock options" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto and that shall not constitute nor be treated as ISOs.

         2.9 "Options" shall mean any ISOs or Non-Qualified Options granted to an Employee pursuant to the Plan.


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         2.10 "Participant" shall mean any Employee to whom an Award and/or
Option is granted under the Plan.

         2.11 "Parent of the Company" shall have the meaning set forth in
Section 424(e) of the Code.

         2.12 "Subsidiary of the Company" shall have the meaning set forth in
Section 424(f) of the Code.

         Section 3. Eligibility. Awards and/or Options may be granted to any Employee. The Committee shall have the sole authority to select the persons to whom Awards and/or Options are to be granted hereunder, and to determine whether a person is to be granted Non-Qualified Options, ISOs or an Award or any combination thereof. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

         Section 4. Common Stock Subject to the Plan.

         4.1 Number of Shares. The total number of shares of Common Stock for which Options and/or Awards may be granted under the Plan (as well as the total number of ISOs that may be granted hereunder) shall not exceed in the aggregate 140,000 shares of Common Stock (subject to adjustment as provided in Section 8 hereof).

         4.2 Reissuance. The shares of Common Stock that may be subject to Options and/or Awards granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Board of Directors may determine. In the event that any outstanding Options expire or are terminated for any reason, the shares allocable to the unexercised Options may again be subject to Awards and/or Options granted under the Plan. If any shares of Common Stock acquired pursuant to an Award shall have been repurchased by the Company, such shares shall again become available for issuance pursuant to the Plan.

         4.3 Special ISO Limitations

         (a) ISOs may only be granted to Employees who are regular full-time common law employees of the Company or a Subsidiary of the Company.

         (b) To the extent that the aggregate fair market value (determined as of the date ISOs are granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all Incentive Stock Option Plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, then the excess thereof shall be treated as Non-Qualified Options and not as ISOs. This rule shall be applied by taking Options into account in the order in which they were granted.

         (c) No ISOs shall be granted to an Employee who, at the time the ISOs are granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the


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Company or any Parent or Subsidiary of the Company, unless the exercise price is at lease 110% of the fair market value (determined as of the time the ISOs are granted) of the shares of Common Stock subject to the ISOs and the ISOs by their terms are not exercisable more than five years from the date they are granted.

         4.4 Limitations Not Applicable to Non-Qualified Options or Awards. Notwithstanding any other provision of the Plan, the provisions of Sections 4.3(a), (b) and (c) shall not apply, nor shall be construed to apply, to any Non-Qualified Options or Awards granted under the Plan.

         Section 5. Administration of the Plan

         5.1 Administration. The Plan shall be administered by the Board of Directors or by a committee (the "Committee") of the Board of Directors composed solely of two or more "non-employee directors" as defined under Rule 16b-3 promulgated by the Securities and Exchange Commission. The Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. When the Board of Directors is administering the Plan, references herein to "the Committee" shall refer to the Board of Directors.

         5.2 Grant of Options/Awards.

         (a) Options. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Options hereunder; (ii) to designate whether any Options to be granted hereunder are to be ISOs or Non-Qualified Options; (iii) subject to Sections 3 and 4.1 above, to establish the number of shares of Common Stock that may be issued under each Option; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (v) to determine the form of the consideration that may be used to purchase shares of Common Stock upon exercise of Options (including the circumstances under which the Company's issued and outstanding shares of Common Stock may be used by a Participant to exercise Options); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of Options; (vii) to determine the circumstances under which shares may be subject to repurchase by the Company;
(viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of Options may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of Options may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to establish a vesting provision for Options relating to the time when (or the circumstances under which) the Options may be exercised by a Participant, including, without limitation, vesting provisions that may be contingent upon (A) the Company meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (x) to accelerate the time when outstanding Options may be exercised, provided, however, that any ISOs may only be "accelerated" within the meaning of Section 424(h) of the Code; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Options not inconsistent with the provisions of the Plan.

         (b) Awards. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Awards hereunder; (ii) to determine the amount to be paid by a Participant to acquire shares of Common Stock pursuant to an Award, which amount may be equal to, more than, or less than 100% of the fair market value of such shares on




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the date the Award is granted (but in no event less than the par value of such shares); (iii) to determine the time or times and the conditions subject to which Awards may be made; (iv) to determine the time or times and the conditions subject to which Awards are to become vested and/or no longer subject to repurchase by the Company; (v) to establish transfer restrictions and the terms and conditions on which any such transfer restrictions with respect to shares of Common Stock acquired pursuant to an Award shall lapse; (vi) to establish vesting provisions with respect to any shares of Common Stock subject to an Award, including, without limitation, vesting provisions which may be contingent upon (A) the Company meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (vii) to determine the circumstances under which shares of Common Stock acquired pursuant to an Award may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which any shares of Common Stock acquired pursuant to an Award may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired pursuant to an Award may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to determine the form of consideration that may be used to purchase shares of Common Stock pursuant to an Award (including the circumstances under which the Company's issued and outstanding shares of Common Stock may be used by a Participant to purchase the Common Stock subject to an Award); (x) to accelerate the time at which any or all restrictions imposed with respect to any shares of Common Stock subject to an Award will lapse; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Award not inconsistent with the provisions of the Plan. Notwithstanding anything in the Plan to the contrary, in no event shall any Award granted to any director or officer of the Company who is subject to
Section 16 of the Securities and Exchange Act of 1934, as amended, be sold prior to the date that is six months after the date such Award is granted to such director or officer unless and to the extent expressly set forth in the written award agreement specifying the terms and conditions thereof.

         5.3 Interpretation. The Committee shall be authorized to interpret the Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

         5.4 Finality. The interpretation and construction by the Committee of any provisions of the Plan, any Options and/or Awards granted hereunder or any agreement evidencing any such Options and/or Award shall be final and conclusive upon all parties.

         5.5 Voting. Members of the Committee may vote on any matter affecting the administration of the Plan or the granting of Options and/or Awards under the Plan.

         5.6 Expenses, Etc. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

         5.7 Indemnification. Neither the members of the Board of Directors nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Options or Awards granted under it, and members of the Board of


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Directors and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law.

         Section 6. Terms and Conditions of Options.

         6.1 ISOs. The terms and conditions of any ISOs granted under the Plan shall be specified by the Committee and shall be set forth in an ISO agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of any ISOs shall be such that any ISOs issued hereunder shall constitute and shall be treated as "incentive stock options" as defined in Section 422(b) of the Code. The terms and conditions of any ISOs granted hereunder need not be identical to those of any other ISOs granted hereunder.

         The terms and conditions of any ISOs shall include the following:

         (a) The exercise price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4.3(c) hereof) of the fair market value of the shares of Common Stock subject to the ISOs on the date the ISOs are granted. For purposes of the Plan, the fair market value per share of Common Stock as of any day shall mean the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the National Association of Securities Dealers Automated Quotation System (the "NASDAQ System") as of 3:30 p.m., New York time, on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ System, the average of the highest bid and the lowest asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any similar successor organization. If at any time the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ System or the over-the-counter market, the fair market value of the shares of Common Stock subject to the Options on the date the ISOs are granted shall be the fair market value thereof determined in good faith by the Board of Directors. The fair market value of Shares of Common Stock subject to ISOs shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

         (b) ISOs, by their terms, shall not be transferable otherwise than by will or the laws of descent and distribution, and, during a Participant's lifetime, the ISOs shall be exercisable only by the Participant.

         (c) Any ISOs must be granted within ten (10) years from the date the Plan is adopted, or, if earlier, the date the Plan is approved by the stockholders of the Company. The Committee shall fix the term of all ISOs granted pursuant to the Plan (including the date on which the ISOs shall expire and terminate), provided, however, that such term shall in no event exceed ten years from the date on which such ISOs are granted (or, in the case of ISOs granted to an Employee referred to in Section 4.3(c) hereof, such term shall in no event exceed five years from the date on which the ISOs are granted). ISOs shall be exercisable in such amount or amounts, under


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such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

         (d) To the extent that the Company or any Parent or Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of ISOs granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors in its sole discretion.

         (e) In the sole discretion of the Committee the terms and conditions of any ISOs may (but need not) include any of the following provisions:

         (i) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis for any reason other than as a result of his death or "disability" (within the meaning of Section 22(e)(3) of the Code), any unexercised ISOs held by such Participant at that time may only be exercised within three (3) months after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISOs as of the date on which he ceased to be so employed.

         (ii) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his "disability" (within the meaning of Section 22(e)(3) of the Code), any unexercised ISOs held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISOs as of the date on which he ceased to be so employed.

         (iii) In the event a Participant shall die while in the full-time employ of the Company or a Parent or Subsidiary of the Company (or within a period of three (3) months after ceasing to be an Employee for any reason other than his "disability" or within a period of one year after ceasing to be an Employee by reason of such "disability"), any unexercised ISOs held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, and only to the extent that the Participant could have otherwise exercised such ISOs at the time of his death. In such event, such ISOs may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the ISOs directly from the Participant by bequest or inheritance.

         6.2 Non-Qualified Options. The terms and conditions of any Non-Qualified Options granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of any Non-Qualified Options will be such (and each Non-Qualified Option Agreement shall expressly so state) that any Non-Qualified


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Options issued hereunder shall not constitute nor be treated as "incentive stock options" as defined in Section 422(b) of the Code but will be "non-qualified stock options" for Federal, state or local income tax purposes. The terms and conditions of any Non-Qualified Options granted hereunder need not be identical to those of any other Non-Qualified Options granted hereunder.

         The terms and conditions of each Non-Qualified Option Agreement shall include the following:

         (a) The exercise price shall be fixed by the Committee and may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock subject to the Non-Qualified Options on the date such Non-Qualified Options are granted, provided, however, that the exercise price shall not be less than the par value of such shares of Common Stock.

         (b) The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including the date on which such Non-Qualified Options shall expire and terminate). Such term may be more than ten years from the date on which such Non-Qualified Options are granted. Non-Qualified Options shall be exercisable in such amount or amounts, under such conditions (including provisions governing the rights to exercise such Non-Qualified Options), and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

         (c) Non-Qualified Options shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant's lifetime Non-Qualified Options shall be exercisable only by the Participant.

         (d) To the extent that the Company is required to withhold Federal, state or local taxes in respect of any compensation income realized by any Participant in respect of any Non-Qualified Options granted hereunder or in respect of any shares of Common Stock acquired upon exercise of Non-Qualified Options, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors in its sole discretion.

         Section 7. Terms and Conditions of Awards. The terms and conditions of each Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Participant and the Company, in such form as the Committee shall approve. The terms and provision of any Award granted hereunder need not be identical to those of any other Award granted hereunder.

         The terms and conditions of each Award shall include the following:

         (a) The amount to be paid by a Participant to acquire the shares of Common Stock pursuant to an Award shall be fixed by the Board of Directors (or the Committee) and may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock


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subject to the Award on the date the Award is granted (but in no event less than the par value of such shares).

         (b) Each Award shall contain such vesting provisions, such transfer restrictions and such other restrictions and conditions as the Committee, in its sole discretion, may determine, including, without limitation, the circumstances under which the Company shall have the right and option to repurchase shares of Common Stock acquired pursuant to an Award.

         (c) Stock certificates representing Common Stock acquired pursuant to an Award shall bear a legend referring to the restrictions imposed on such stock and such other matters as the Committee may determine.

         (d) To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of an Award granted hereunder, or in respect of any shares acquired pursuant to an Award, or in respect of the vesting of any such shares of Common Stock, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

         Section 8. Adjustments. In the event that, after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company's Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or increased because of any dividends paid in Common Stock, the Board of Directors shall appropriately adjust (i) the number of shares of Common Stock (and the exercise price per share) subject to any unexercised Options (to the nearest possible full share), provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs, (ii) the number of shares of Common Stock to be acquired pursuant to an Award which have not become vested, and (iii) the number of shares of Common Stock for which Options and/or Awards may be granted under the Plan, as set forth in Sections 3 and 4.1 hereof, and such adjustments shall be effective and binding for all purposes of the Plan.

         Section 9. Effect of the Plan on Employment Relations. Neither the Plan nor any Options and/or Award granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary or Parent thereof, or limit in any respect the right of the Company or any Subsidiary or Parent thereof to terminate such Participant's employment or other relationship with the Company or any Subsidiary or Parent, as the case may be, at any time.

         Section 10. Amendment of the Plan. The Board of Directors may amend the Plan from time to time as it deems desirable; provided, however, that, (a) no such amendment shall deprive any Participant of any Options and/or Award theretofore granted under the Plan, without the consent of such Participant, or of any of his or her rights thereunder or with respect thereto; and


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(b) without the approval of the holders of a majority of the stock of the
Company present, or represented, and entitled to vote thereon at a meeting, the Board of Directors may not amend the Plan (i) to increase (except for increases due to adjustments in accordance with Section 8 hereof) the aggregate number of shares of Common Stock for which Options and/or Awards may be granted hereunder;
(ii) to decrease the minimum exercise price specified by the Plan in respect of ISOs; (iii) to change the class of Employees eligible to receive ISOs under the Plan; or (iv) to make any other change requiring shareholder approval under any applicable rule, regulation, or procedure of any national securities exchange or securities association upon which any securities of the Company are listed (or any listing agreement with any such securities exchange or securities association).

         Section 11. Termination of the Plan. The Board of Directors may terminate the Plan at any time. Unless the Plan theretofore has been terminated by the Board of Directors, the Plan shall terminate on September 27, 2009. No Options and/or Award may be granted hereunder after termination of the Plan. The termination of the Plan shall not alter or impair any rights or obligations under any Options and/or Award theretofore granted under the Plan.

         Section 12. Effective Date of the Plan. The Plan shall be effective as of September 28, 1999, the date on which the Plan was adopted by the Board of Directors of the Company; provided, however, that the Plan shall be null and void ab initio unless approved by the affirmative vote of the holders of a majority of the stock of the Company present, or represented, and entitled to vote at a meeting of the stockholders of the Company held within twelve (12) months before or after the date of such adoption.

         Section 13. Legal Restrictions. Nothing herein, in any agreement entered into hereunder, or in any Options or Award granted hereunder, shall require the Company to sell or issue any Common Stock or other securities pursuant to any Options or Award if such sale or issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statues, or any other applicable federal or state statute, rule, or regulation, as then in effect. At the time of any grant or exercise of any Options or Award, or sale or issuance of Common Stock or other securities pursuant thereto, the Company may, as a condition precedent to the sale or issuance of Common Stock or other securities pursuant thereto, require from the holder of the Options or Award (or in the event of his death, his legal representatives, legatees, or distributees) such written representations, if any, concerning his (or the transferee's) intentions with regard to the retention or disposition of the Common Stock or other securities being acquired pursuant to such Options or Award, and such written covenants and agreements, if any, as to the manner of disposal of such Common Stock or other securities as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by such holder (or in the event of his death, his legal representatives, legatees, or distributees), will not involve a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable federal or state statute, rule, or regulation, as then in effect. Certificates for Common Stock or other securities, when issued, shall have appropriate legends, or statements of other applicable restrictions, endorsed thereon, and may or may not be immediately transferable.


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         Section 14. Governing Law. All questions arising with respect to the provisions of the Plan or any agreement entered into hereunder or any Options or Award shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law.


                                          Dated as of September 28, 1999.



                                           /s/ Walter B. Jaccard
                                          --------------------------------------
                                          Walter B. Jaccard, Corporate Secretary



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